                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement Form (Form S-8 1-14987) pertaining to the Too, Inc. Savings and Retirement Plan of our report dated June 19, 2002, with respect to the financial statements and supplemental schedule of the Too, Inc. savings and Retirement plan included in this annual report (Form 11-K) for the year ended December 31, 2001.

/s/ Ary & Roepcke

Columbus, Ohio
June 24, 2002

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